[LETTERHEAD OF LEDGEWOOD]
April 10, 2009
Resource America, Inc.
1845 Walnut Street
Philadelphia, PA 19103

Re:	Resource America, Inc. Investment Savings Plan — Registration Statement on Form S-8
Gentlemen:
     We have acted as counsel to Resource America, Inc. (the “Company”) in connection with the registration under the Securities Act of 1933, as amended, with respect to the registration of the Company’s Investment Savings Plan (the “Plan”) under which 300,000 shares of the Company’s common stock, par value $0.01 per share (the “Shares”) may be sold.
     In rendering our opinion, we have reviewed the Plan and such certificates, documents, corporate records and other instruments and matters of law as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with the originals of all instruments presented to us as copies and the genuineness of all signatures.
     The opinion expressed below is based on the assumption that a Registration Statement on Form S-8 with respect to the Shares will have been filed by the Company with the Securities and Exchange Commission, and that persons acquiring the Shares will do so strictly in accordance with the terms of the Plan and will receive a prospectus containing all the information required by Part I of the Registration Statement on Form S-8 before acquiring such Shares.
     Based on the foregoing, we are of the opinion that the Shares, when issued in accordance with the terms and conditions of the Registration Statement on Form S-8, will be legally issued, fully paid and non-assessable.
     This opinion is limited to the matters expressly stated herein. No implied opinion may be inferred to extend this opinion beyond the matters expressly stated herein. We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in facts or any other matters that hereafter might occur or be brought to our attention.

     We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on Form S-8 being filed with respect to the offering of the Shares.

Very truly yours,
/s/ Ledgewood

Ledgewood a professional corporation